UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 18, 2008

BSQUARE CORPORATION

(Exact name of Registrant as specified in its charter)

Washington	000-27687	91-1650880
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 110th Ave NE, Suite 200

Bellevue, WA 98004

425-519-5900

(Address and Telephone Number of Registrant’s Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Form 8-K/A amends the Current Report on Form 8-K filed by BSQUARE Corporation on November 20, 2008, as subsequently amended in a Form 8-K/A filed on March 26, 2009. In the November 20, 2008 Form 8-K, we reported our acquisition of certain assets of TestQuest, Inc. (“TestQuest”) under Item 1.01. In the March 26, 2009 Form 8-K/A, we amended that Form 8-K to report this acquisition under Item 2.01 as the acquisition of a business that is significant, based on our subsequent analysis of this transaction. The purpose of this Form 8-K/A is to file financial statements of the acquired business and pro forma financial information pursuant to Rule 8-04 of Regulation S-X and Item 9.01 of Form 8-K, and our related communications with the Securities and Exchange Commission.

In January 2009 we began a dialogue with the Staff of the Division of Corporation Finance of the Securities and Exchange Commission regarding the financial statements and pro forma financial information of TestQuest required by Rule 8-04 of Regulation S-X and Item 9.01 of Form 8-K. As a result of this dialogue, in April 2009 the Staff indicated that, on the basis of our unique facts and circumstances, the Staff would not object if we provided the audited consolidated financial statements of TestQuest and unaudited pro forma financial information attached as exhibits hereto.

Item 2.01. Completion of Acquisition or Disposition of Assets.

As previously reported, on November 18, 2008, BSQUARE Corporation and TestQuest entered into an Asset Purchase Agreement (the “Agreement”) pursuant to which we purchased certain assets of TestQuest, primarily intellectual property, including automated mobile and embedded device and application testing products, equipment, customer contracts and accounts receivable, for an aggregate cash purchase price of $2.1 million, after making permitted adjustments. The purchase price was paid from our cash on hand. We also assumed $190,000 in current liabilities, including employee-related liabilities and expenses, as well as additional ongoing obligations related to continued operations of the TestQuest business. Of the total cash purchase price, $1.9 million was paid prior to, or at, closing, and the remaining amount was paid on December 5, 2008.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The audited consolidated financial statements of TestQuest, Inc. as of September 30, 2008 and for the nine months then ended are filed as Exhibit 99.1 hereto.

(b) Pro forma Financial Information.

The unaudited pro forma condensed combined consolidated balance sheet and condensed combined statement of operations as of September 30, 2008 and for the nine months then ended are filed as Exhibit 99.2 hereto.

(d) Exhibits.

The following exhibits are furnished with this report:

Exhibit Number	Exhibit Description
23.1	Consent of Independent Public Accounting Firm

99.1	Audited Consolidated Financial Statements of TestQuest, Inc. as of September 30, 2008 and for the nine months then ended

99.2	Unaudited Pro Forma Condensed Combined Consolidated Financial Information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BSQUARE CORPORATION

Dated: June 19, 2009	By:	/s/ Scott C. Mahan
Scott C. Mahan
Vice President, Finance & Operations
and Chief Financial Officer